XsunX Expands Financing Options to Include a Low-Cost Solar PV System Purchase Strategy for its Commercial & Industrial Clients

Company Continues to Add to New Commercial Solar System Sales and Expands Finance Options to Better Service Clients’ Business Needs

Aliso Viejo, CA – April 10, 2014 – XsunX, Inc. (OTCQB: XSNX), a renewable energy technology, systems, and services company, today announced that the Company is now including a very low cost leasing program option in all of its new solar system proposals. The program is designed to allow commercial clients to own their solar systems free and clear in as little as 6 years for less than the original XsunX invoice price.

The Company’s current low interest financing option has helped to attract customers and make sales allowing XsunX to add another 35kW system sale just this week. But, over the past months the Company has encountered clients whose business needs were not solved through a cash purchase or low interest conventional financing option, leaving some prospective clients unable to monetize the tremendous tax benefits offered through investing in a commercial solar system. These clients needed a third option that could better service their business and cash flow needs.

“We believe that our new solar system tax-lease program provides that third low cost option, and we are excited about leveraging this new customer friendly program to increase our system sales,” stated XsunX CEO, Tom Djokovich.

The Company was approved to begin marketing the lease-with-purchase option this week, and in just the first few solar system proposals the Company is seeing the potential for as much as a 25% reduction in net solar system purchase costs for clients, and in most instances, an immediate reduction to the client’s monthly cash flow requirements.

Mr. Djokovich continued, “Through our new tax-lease program our leasing agent retains the tax benefits, allowing them to offer very attractive fixed lease rates, and our customers can benefit from immediate reductions to their operating costs. If the customer elects to exercise the system buy-out provision at the end of the lease, the combined lease payments and buy-out costs can come to less than what XsunX was paid to design and install the solar system.”

Making this lease program even more attractive, the Company’s clients can keep and use any up-front utility rebates and government cash incentives to operate or expand their business. The Company is offering the tax-lease option to qualified customers for solar systems with installed costs of between $100,000 to $5 million dollars.

The Company is continuing to target the commercial and industrial PV installations market throughout the greater Southern California region with a goal of reaching 1 MW per month in commercial PV installations.

About XsunX

XsunX focuses on providing solar energy solutions that provide the greatest bottom-line financial benefits. The Company’s background and experience spans virtually all aspects of solar including technology assessment, design, and development. We have a deep passion for solar and have worked to pioneer new technologies and solar business solutions focused at making solar an affordable energy option. For more information, please visit the Company’s website at www.xsunx.com.

Safe Harbor Statement

Matters discussed in this release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements. These statements relate to future events or to the Company's future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Such risks, uncertainties and other factors, which could impact the Company and the forward-looking statements contained herein, are included in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Company Contact:

Tom Djokovich, President and CEO

949-330-8060

info@xsunx.com